UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 22, 2017

Argos Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35443	56-2110007
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4233 Technology Drive Durham, North Carolina 27704
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (919) 287-6300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01          Other Events.

On February 22, 2017, Argos Therapeutics Inc. (“Argos” or the “Company”) announced that the Independent Data Monitoring Committee (“IDMC”) for the Company’s pivotal Phase 3 ADAPT clinical trial of rocapuldencel-T in combination with sunitinib/standard-of-care for the treatment of metastatic renal cell carcinoma has recommended that the study be discontinued for futility based on its planned interim data analysis. The IDMC concluded that the study was unlikely to demonstrate a statistically significant improvement in overall survival in the combination treatment arm, utilizing the intent-to-treat population, the primary endpoint of the study. The IDMC noted that rocapuldencel-T was generally well-tolerated in the trial.

In conjunction with its clinical and scientific advisors, the Company is analyzing the preliminary ADAPT trial data set and plans to discuss the data with the U.S. Food and Drug Administration (“FDA”). The Company plans to leave the ADAPT trial open while the Company conducts its ongoing data review and discussions with FDA. Based on these analyses and discussions, the Company will make a determination as to the next steps for the rocapuldencel-T clinical program.

Forward Looking Statements

Any statements in this Current Report on Form 8-K about Argos’ future expectations, plans and prospects, including statements about the Argos’ planned analysis of the data from the ADAPT trial, Argos’ anticipated meeting with the FDA, clinical development of Argos’ product candidates and future expectations and plans and prospects for Argos and other statements containing the words "believes," "anticipates," "estimates," "expects," "intends," "plans," "predicts," "projects," "targets," “may,” "potential," "will," "would," "could," "should," "continue," and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including whether Argos' cash resources will be sufficient to fund its continuing operations for the periods anticipated; the impact of the planned analysis of the data and discussions with the FDA on the development of rocapuldencel-T; the impact of the recommendation of the IDMC on the continuation of the ADAPT trial; whether results obtained in clinical trials will be indicative of results obtained in future clinical trials; whether Argos' product candidates will advance through the clinical trial process on a timely basis; whether the results of such trials will warrant submission for approval from the FDA or equivalent foreign regulatory agencies; whether Argos' product candidates will receive approval from regulatory agencies on a timely basis or at all; whether, if product candidates obtain approval, they will be successfully distributed and marketed; whether Argos can successfully establish commercial manufacturing operations on a timely basis or at all; and other factors discussed in the "Risk Factors" section of Argos’ Form 10-Q for the quarter ended September 30, 2016, which is on file with the SEC, and in other filings Argos makes with the SEC from time to time. In addition, the forward-looking statements included in this Current Report on Form 8-K represent Argos’ views as of the date hereof. Argos anticipates that subsequent events and developments will cause Argos’ views to change. However, while Argos may elect to update these forward-looking statements at some point in the future, Argos specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Argos’ views as of any date subsequent to the date hereof.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARGOS THERAPEUTICS, INC.

	By:	/s/ Lori R. Harrelson
	Name:	Lori R. Harrelson
	Title:	Vice President of Finance

DATED: February 22, 2017